SCHEDULE  14A  INFORMATION
CONSENT SOLICITATION STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


Historic Preservation Properties 1990 L.P. Tax Credit Fund
                (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[ ]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)
and 0-11.

     1)    Title of each class of securities to which transaction applies:
                           Units of Limited Partnership Interest

              ---------------------------------------------------------------

     2)    Aggregate number of securities to which transaction applies:
                                           16,361

                 ------------------------------------------------------------

     3)    Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11.  (Set forth the amount  on which  the  filing  fee is calculated and state how it was determined):
           The filing fee of $1,471.38 has been  calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $7,356,925 (the aggregate amount of cash to be distributed to Unit holders).
              ------------------------------------------------------------

     4)      Proposed maximum aggregate value of transaction:
                                         $7,356,925

                 ------------------------------------------------------------

     5)       Total fee paid:  $1,472
                 ------------------------------------------------------------
[x]      Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:
                 ------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:
                 ------------------------------------------------------------

        3)       Filing Party:
                 ------------------------------------------------------------

        4)       Date Filed:
                 ------------------------------------------------------------

                              HISTORIC PRESERVATION PROPERTIES
                                 1990 L.P. TAX CREDIT FUND
                               45 Broad Street Third Street
                                Boston, Massachusetts 02109



                               CONSENT SOLICITATION STATEMENT


      This Consent Solicitation Statement ("Solicitation Statement") is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in Historic Preservation Properties 1990 L.P. Tax Credit Fund, a Delaware limited partnership (the "Partnership"), in connection with the solicitation of written consent ("Consent") by Boston Historic Partners II Limited Partnership (the "General Partner") to a proposal (the "Proposal") for:

      o Approval of the sale of substantially all the assets (the "Sale") of the Partnership

      There is no assurance that the Sale will be consummated. However, assuming the Sale is consummated, it is anticipated that an initial distribution to Limited Partners of net proceeds from the Sale, together with certain cash from operations, will aggregate approximately $475.00 per $1,000 Unit, which will include $450.00 per $1,000 Unit within 30 days after the closing date of the Sale, a required deposit of $6.00 per $1,000 Unit as a withholding for Maryland non-residents for state taxes due, and a final distribution of cash from contingent reserves of up to $19.00 per $1,000 Unit upon the liquidation of the Partnership, approximately six months after consummation of the Sale and related Partnership liquidation transactions. See "SUMMARY-Description of the Partnership."

      As with most sales of real estate, the Partnership expects to recognize taxable gain from the Sale. The Partnership estimates that the net taxable gain will equal approximately $113.00 per Unit, which will result in federal and Maryland taxes payable, assuming a blended mid-range federal tax rate, of approximately $30.00 and $6.00 per Unit, respectively, for Limited Partners who acquired their Units in the public offering and have utilized all of the passive losses previously allocated to them. Limited Partners who purchased their Units after the historic rehabilitation tax credit placed in service date will have a different result. Limited Partners who have not utilized any of their suspended passive losses since inception may have a net after tax benefit of approximately $112.00 per Unit from the Sale and final liquidation, assuming a blended mid-range federal tax rate. LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE SALE TO THEM. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."


      This Solicitation Statement and the accompanying consent card are first being mailed to Limited Partners on or about August 4, 1999.

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                   THE DATE OF THIS CONSENT SOLICITATION IS AUGUST 2, 1999.

                                    TABLE OF CONTENTS


CONSENT SOLICITATION STATEMENT...............................................i
SUMMARY......................................................................1
  The Partnership............................................................1
  The Purchaser..............................................................2
  The Proposal...............................................................2
  Fairness of the Sale and Certain Conflicts of Interest.....................2
  Security Ownership and Voting Thereof......................................4
  Consummation of the Sale...................................................4
  No Appraisal Rights........................................................4
  Certain Federal and State Income Tax Consequences..........................4
  Distributions of Net Sale Proceeds.........................................4
  Action by Consent..........................................................5
  Solicitation Agent.........................................................5
  Vote Required..............................................................5
ACTION BY CONSENT............................................................6
  General....................................................................6
  Matters To Be Considered...................................................6
  Record Date................................................................8
  Action by Consent..........................................................8
SPECIAL FACTORS..............................................................9
THE PROPOSAL.................................................................9
ABSENCE OF HISTORIC REHABILITATION TAX CREDIT RECAPTURE.....................15
CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE...............15
  General...................................................................15
  Capital Gains.............................................................18
  Passive Loss Limitations..................................................18
  Certain State Income Tax Considerations...................................18
  Tax Conclusions...........................................................19
DISTRIBUTIONS...............................................................19
NO APPRAISAL RIGHTS.........................................................19
LACK OF ESTABLISHED MARKET FOR THE UNITS....................................19
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............................20
YEAR 2000 INFORMATION.......................................................20
VOTING PROCEDURES...........................................................20
AVAILABLE INFORMATION.......................................................20

                                          SUMMARY


      THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS SOLICITATION STATEMENT. REFERENCES ARE MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS SOLICITATION STATEMENT. UNLESS OTHERWISE DEFINED HEREIN, TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS SOLICITATION STATEMENT. LIMITED PARTNERS ARE URGED TO READ THIS SOLICITATION STATEMENT IN ITS ENTIRETY.

The Partnership.

      The Partnership owns interests, as general and limited partner, in two Delaware limited partnerships (collectively, the "Ventures"): (i) Henderson's Wharf Baltimore, L.P. (the "Building Venture") (a 99% interest) and (ii) Henderson's Wharf Marina, L.P. (the "Marina Venture") (a 98% interest). Henderson's Wharf Development Corp., a Delaware corporation that is 100% owned by the Partnership, owns the remaining interests in the Building Venture and the Marina Venture. As a result, the Partnership owns 100% of the beneficial interests of both the Building Venture and the Marina Venture. The
 Partnership's interests in the Building Venture and the Marina Venture represent its sole investments in operating real estate. The principal offices of the Partnership are located at 45 Broad Street, Boston, Massachusetts 02109, and its telephone number is 617-422-5815. The general partner (the "General Partner") of the Partnership is Boston Historic Partners II Limited Partnership, a Delaware limited partnership. The general partner of the General Partner is BHP II Advisors Limited Partnership, a Delaware limited partnership ("Advisors"). The general partners of Advisors are Terrence P. Sullivan and Portfolio Advisory Services II, Inc., a Massachusetts corporation ("PAS II"), of which Mr. Sullivan is the president and sole stockholder.

      The Building Venture. The Building Venture owns approximately 1.5 acres of land at 1000 Fell Street, Baltimore, Maryland and the seven-story building located thereon (the "Building"). The Building contains 137 residential apartment units, each of which constitutes a condominium unit (the "Residential Units"), a 38 room inn (the "Inn"), which constitutes a separate condominium unit, and a five-level parking garage (the "Garage") containing 160 parking spaces, each of which constitutes a condominium parking space. Eight of the Residential Units and seven of the Garage parking spaces are currently owned by unaffiliated third parties. The remaining 129 Residential Units, 153 Garage parking spaces and the Inn are all owned by the Building Venture.

      The Marina Venture. The Marina Venture owns 1.92 acres of adjacent land at 1001 Fell Street, Baltimore, Maryland, together with a 256 slip marina (the "Marina"). The land owned by the Marina Venture (the "Marina Land") is subject to an easement, which gives the owner of the adjacent land on which the Building stands the right to use 84 parking spaces located on the Marina Land.

      Together, the properties owned by the Building Venture and the Marina Venture are referred to herein as the "Property." The proposed transaction (the "Sale") contemplates the sale of the Property by the Building Venture and the Marina Venture. Since the Property represents the only assets owned by those two Ventures, and the interests in the two Ventures represent the Partnership's only investments in operating real estate, the Sale of the Property will constitute the sale of substantially all the assets of the Partnership, and the General Partner anticipates liquidating the Partnership within six months after consummation of the Sale.

The Purchaser.

      If the Proposal is approved, Henderson's Wharf Baltimore, LLC and Henderson's Wharf Marina Corporation (collectively, the "Purchaser") will be formed as a limited liability company and a corporation, respectively, which will be owned 90% by Robert W. Gunn and/or his affiliates and 10% by Charles S. Intravaia. Robert W. Gunn is the principal of Gunn Financial, Incorporated ("GFI"), a Massachusetts corporation unaffiliated with the Partnership or its General Partner. GFI was engaged by the Partnership on July 1, 1998, to provide asset management, accounting and investor services to the Partnership. Since July 1, 1998, the Partnership has shared office space with GFI. Charles S. Intravaia is an employee of GFI who has been actively involved in the asset management of the Property. The principal offices of the Purchaser are located at 45 Broad Street, Boston, Massachusetts 02109.

The Proposal.

      This Solicitation Statement contains the following proposal:

      Approval of the Sale of Substantially All the Assets of the Partnership. Under the terms of the Partnership Agreement, the sale of all or substantially all of the assets of the Partnership requires the approval of a majority in interest of the Limited Partners. The Sale of the Property described herein will constitute a sale of substantially all of the assets of the Partnership for a total purchase price of $13,550,000 as described under "THE PROPOSAL - Terms of the Purchase Agreement." After the payment of the outstanding indebtedness and expenses of the Sale, there will be approximately $7,775,000 available for distribution of net proceeds from the Sale and net Partnership cash reserves.

Fairness of the Sale and Certain Conflicts of Interest.

      The General Partner has carefully considered the Sale and has concluded that the Sale is in the best interests of the Partnership and the Limited Partners. This conclusion is supported by:

      Capital Needs Analysis. The Partnership recently commissioned a capital needs analysis of the Property, which concluded that the Marina Land, which is encumbered by an easement providing 84 parking spaces for use by the Inn, will require a substantial investment within the next ten (10) years of over $3,500,000 for significant repairs including the replacement of the existing bulkhead which supports the Marina Land from Baltimore Harbor. If the bulkhead is not replaced, the Marina Land could become unavailable for use as parking, thereby adversely affecting the operations of both the Marina and the Inn. In order to protect the future operations of the Inn and the Marina, the General Partner had determined to set aside essentially all net cash from operations of the Property in a reserve fund for ultimate use in replacing the bulkhead.

 Further, the capital needs analysis also determined that the Building Venture would require approximately $1,600,000 of capital improvements for various items over the next ten (10) years. As a result, if the Partnership retains its investment in the Ventures, the Limited Partners can reasonably expect that no distributions of cash will be available for the foreseeable future.

      Independent Appraisals. Upon obtaining the preliminary results of the capital needs analysis described above, the Partnership commissioned an appraisal of the Property to determine its value. The Partnership was then able to evaluate potential options, including retaining ownership of the Property by investing the required capital to maintain operations or considering a sale of the Property. It received an appraisal dated as of March 1, 1999 from the independent appraisal firm of R.H. Nichols & Associates appraising the value of the Property at $13,500,000. It received a second independent appraisal of the Property dated as of April 16, 1999 from Lipman Frizzell & Mitchell LLC, a firm unaffiliated with either the General Partner or R.H. Nichols & Associates, appraising the value of the Property at $13,540,000. The substantially identical results of the two appraisals, together with the prospect of having no distributions of cash to Limited Partners for the next several years, led the General Partner to conclude that it would be in the best interest of the Limited Partners for the Partnership to sell the Property rather than to continue to hold it.

      Fairness Opinion. Upon receiving the offer to purchase the Property from the Purchaser, the Partnership engaged The Valuations Group, Inc., an unaffiliated business valuation consultant specializing in partnership interests, to evaluate whether the terms of the Sale are fair with respect to the Limited Partners. On July 16, 1999, The Valuations Group Inc. provided a fairness opinion concluding that the purchase price offered to the Partnership for the Property pursuant to the Sale is fair to the Limited Partners from a financial point of view.

      Benefits of Sale to Purchaser. Having concluded that a sale of the Property was in the best interests of the Limited Partners, the General Partner also concluded that a sale to the Purchaser provided certain benefits that may not be available from a sale to any other buyer. First, no brokerage commission will be required to be paid in connection with the sale of the Property to the Purchaser. Second, the financing contingency in the Purchase Agreement has been satisfied. Third, the principals of the Purchaser are familiar with the Property and will not require extensive time to perform due diligence, nor will they require burdensome representations or warranties from the Partnership, in order to close the sale of the Property. The Property has a complicated legal title. The two Ventures each own a portion of the overall Property; the Marina Land is subject to an easement for the benefit of the Building owner; the Building is divided into 137 residential condominium units, 160 parking space condominium units and a separate Inn condominium unit; fifteen of the condominium units (8 residential and 7 parking) are currently owned by unrelated third parties resulting in a fractured ownership in the Building; and the usage of the Building itself is divided between apartment units and an operating Inn. Due to this unusual structure, an unfamiliar buyer can reasonably be expected to require an extraordinary amount of time to perform due diligence before reaching a binding commitment.

      Purchase Price Exceeds Appraised Values. Finally, the purchase price to be paid by the Purchaser exceeds the appraised values established by the two independent appraisers, and the Purchaser is prepared to close the purchase of the Property within thirty days of the approval of the Proposal by the Limited Partners.

Security Ownership and Voting Thereof.

      As of the Record Date, other than trust accounts for the benefit of Mr. Sullivan's two minor children owning a total of twenty-three (23) Units, the General Partner and its affiliates owned no Units. See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF."

Consummation of the Sale.

      The material terms of the agreements with the Building Venture and the Marina Venture for the Purchase and Sale of the Property (the "Purchase Agreement") have been negotiated between the Purchaser and the General Partner. Assuming the requisite approval of the Limited Partners is obtained promptly, the consummation of the Sale is expected to occur during September 1999 and is required to occur no later than September 30, 1999, unless extended by the mutual agreement of the parties (the "Closing Date"). See "THE PROPOSAL - Terms of the Purchase Agreement."

No Appraisal Rights.

      If the Sale is approved by Limited Partners owning a majority in interest of the outstanding Units, dissenting Limited Partners will not have appraisal rights in connection with the Sale. See "NO APPRAISAL RIGHTS."

Certain Federal and State Income Tax Consequences.

      The General Partner expects that the Limited Partners will recognize taxable gains of approximately $113.00 per Unit from the Sale and liquidation of the Partnership. The Sale proceeds distributed to the Limited Partners, together with certain distributions from cash reserves, are expected to exceed the Limited Partners' income tax liability attributable thereto. The Partnership estimates that these taxable gains will result in federal and Maryland taxes payable of approximately $30.00 and $6.00 per Unit, respectively, for Limited Partners who, assuming a blended mid-range federal tax rate, acquired their Units in the public offering and have previously utilized the passive losses and rehabilitation tax credits allocated to them. Limited Partners who purchased their Units after the rehabilitation tax credit placed in-service date will have a different result. Limited Partners who have not utilized all of their suspended passive losses will have more favorable tax consequences. Limited Partners who have not utilized any of their suspended passive losses since inception may have a net after tax benefit of $112.00 per Unit from the Sale and final liquidation, assuming a blended mid-range federal tax rate. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE."

Distributions of Net Sale Proceeds.

      Net proceeds from the Sale, together with certain cash from operations, aggregating approximately $475.00 per $1,000 Unit, are expected to be distributed to the Limited Partners. This will include (i) $450.00 per $1,000 Unit within 30 days after the Closing Date of the Sale, (ii) $6.00 per $1,000 required to be deposited to Maryland for non-residents as a withholding for state taxes due and (iii) final distribution of cash from contingent reserves of up to $19.00 per $1,000 Unit upon liquidation of the Partnership, approximately six months after the consummation of the Sale.

      The General Partner intends to waive any right it may have to receive distributions of net proceeds from the Sale.

Action by Consent.

      Termination of the Consent Solicitation. Consent must be received by mail, facsimile, telephone or internet before August 31, 1999, at 5:00 P.M. Eastern Time, unless such date or time is extended for an aggregate of up to an additional sixty (60) days in the sole discretion of the General Partner or unless the necessary vote to approve the Proposal is received earlier.

      Record Date; Units Entitled to Consent. Limited Partners of record at the close of business on June 30, 1999 (the "Record Date") are entitled to approve the Proposal by written Consent. At such date there were outstanding 16,361 Units, each of which will entitle the record owner thereof to one vote.

      Purpose of the Action. Written Consent is being solicited to approve the Proposal.

Solicitation Agent.

      The Partnership has retained Georgeson & Company Inc. (the "Solicitation Agent") to assist in the solicitation of the Consent. Completed, signed consent cards must be returned to the Solicitation Agent by mail or facsimile before the Expiration Date. If you have any questions, please call the Solicitation Agent at 1-800-223-2064.

Vote Required.

      The Proposal must be approved by Limited Partners holding a majority in interest of all outstanding Units.

                                    ACTION BY CONSENT

General.

      This Solicitation Statement is being furnished on behalf of the Partnership to the Limited Partners of the Partnership in connection with the solicitation of a Consent by Boston Historic Partners II Limited Partnership, as the General Partner.

      This Solicitation Statement and accompanying consent card are first being mailed to Limited Partners on or about August 4, 1999.

Matters To Be Considered.

      Consent is being solicited for the following Proposal:

      o The approval of the sale of substantially all the assets of the Partnership (the "Sale").

 If the Limited Partners approve the Proposal and the Sale is consummated, there will be approximately $7,775,000 of net proceeds from the Sale, after the payment of outstanding indebtedness and expenses of the Sale. The following table sets forth the calculations used in determining the estimated initial distribution from the net proceeds from the Sale, together with certain cash from operations, assuming a closing date as of September 30, 1999:

                                    Net Proceeds     Net Cash
                                     From Sale         From            Total
                                                    Operations

Gross Purchase Price               $13,550,000
Estimated Transaction Costs (1)
                                       257,750
                                   -----------
Net Sale Proceeds                  $13,292,250
Repayment of Existing Debt,
including accrued interest          (5,518,250)
Estimated Prepayment Penalty (2)      (417,075)
                                   -----------
Net Distributable Proceeds from
Sale                               $ 7,356,925                      $ 7,356,925
Estimated Other Available Cash (3)     418,075                          418,075
                                                                     ----------
Net Cash Available Before
  State Tax Withholding and
  Contingent Reserves                                               $ 7,775,000
Less:  State Tax Withholding (SWT)                                      (98,166)
       Contingent Reserves (CR)                                        (310,859)
                                                                    -----------
Net Cash Available After
  STW and CR                                                        $ 7,365,975
Net Cash Available After
  STW and CR, Per Unit                                                      450



Estimated Projected Initial Distribution to Limited Partners

                                                        Total         Per Unit
Net Cash Available Before State Tax Withholding
  and Contingent Reserves (from above)               $7,775,000         $475
Less:  State Tax Withholding (4)                        (98,166)          (6)
       Contingent Reserves (5)                         (310,859)         (19)
                                                     ---------          ----
Net Initial Distribution to Limited Partner          $7,365,975         $450
                                                     ==========         ====
________________________

(1) Includes estimated costs of consent solicitations and Sale, which are anticipated to be paid prior to the initial distribution.

(2)   Calculated based on estimate provided by current lender.

(3)   Includes Partnership and Property operating cash and cash reserves.

(4)   Calculated based on estimate of Maryland taxes due from Limited Partners.

(5) Represents a reserve for costs related to the consent solicitations not paid prior to the initial distribution and for unanticipated costs related to the Sale and liquidation of the Partnership. Any unused portion of this reserve will be distributed upon liquidation of the Partnership.

      Of the $475.00 total potential distribution per $1,000 Unit, approximately $450.00 per Unit will be distributed within 30 days of the consummation of the Sale, at closing approximately $6.00 per $1,000 Unit will be required to be deposited with the State of Maryland as withholding for Maryland non-residents for state taxes due, and the remaining $19.00 per $1,000 Unit will be retained to cover contingencies related to the Sale and expenses of the Partnership's winding up and liquidation. This reserve of up to $19.00 per $1,000 Unit will be distributed to Limited Partners, to the extent available, upon liquidation of the Partnership, which is expected to occur within six months of the consummation of the Sale.

Record Date.

      Because the Partnership processes transfers of Units on a quarterly basis, the close of business on June 30, 1999 has been fixed by the General Partner as the Record Date for determining the Limited Partners entitled to receive notice of the solicitation of Consent and to give their Consent to the Proposal. As of the Record Date, there were 16,361 issued and outstanding Units entitled to vote held of record by 1,393 holders.

Action by Consent.

      Under the terms of the Partnership Agreement, the sale at one time of all or substantially all of the Partnership's assets requires the approval of a majority in interest of the Limited Partners. The proposed Sale represents a sale of substantially all the assets of the Partnership, and therefore requires such approval. The approval of the sale of substantially all the assets will be obtained through this solicitation of written Consent of the Limited Partners, and no meeting of the Limited Partners will be held to vote on these matters.

      Consent must be received by August 31, 1999, at 5:00 p.m. Eastern Time, unless such date or time is extended for an aggregate of up to an additional sixty (60) days in the sole discretion of the General Partner, or unless the necessary vote to approve the Proposal is received earlier (the "Expiration Date"). A vote "for" or "against" the Proposal may be revoked by the person giving it at any time before the Expiration Date by sending a written notice of revocation or a later-dated Consent containing different instructions to the Solicitation Agent before such date. Any written notice of revocation or subsequent Consent should be sent to the Solicitation Agent at the address that appears on the back cover of this Solicitation Statement.

      In addition to the solicitation by use of the mail, officers, directors and employees of the General Partner or its affiliates, or the Solicitation Agent, may solicit Consent in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of Consent Solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

      In addition, the Partnership has hired the Solicitation Agent to assist in the solicitation of the Consent and will pay an estimated fee of approximately $27,000. All costs and expenses of the solicitation of Consent, including the costs of preparing and mailing this Solicitation Statement, will be borne by the Partnership, whether or not the required Consent is received and the Sale is consummated. The aggregate expenses anticipated to be incurred by the Partnership relating to this Solicitation are expected to be approximately $72,250 and are detailed in the following table:

            Filing Fees                               $     1,472
            Legal Fees                                     25,000
            Accounting Fees                                 9,000
            Solicitation Fees                              27,000
            Printing and Mailing Fees                       9,778
                                                      -----------

                                                      $    72,250
                                                      ===========

                                      SPECIAL FACTORS

      The Purchase Price was negotiated by the General Partner without the benefit of an independent representative to negotiate on behalf of the Limited Partners. The General Partner believes that it has fulfilled its fiduciary obligations to the Partnership and that the Sale is fair and reasonable to the Limited Partners. Factors for the Limited Partners to consider include:

      (i) The Purchase Price was negotiated by the General Partner without the benefit of an independent committee or representative to negotiate the terms of the Sale on behalf of the Limited Partners.

      (ii) The Property has not been offered for sale on the open market, resulting in a purchase price that may be lower than could be obtained from other third party purchasers. Further, the sale of the separate parcels of the Property together may not result in as high an aggregate gross sales price as if they were sold individually.

      (iii) If the Property is sold, the Partnership will not benefit from improvements in economic and market conditions, if any, which might be expected to produce increased cash flow and potentially enhance the sales price of the Property.

      (iv)  Limited   Partners  will  not  be  afforded   appraisal   rights  or
            dissenters' rights in connection with the Sale.

                                        THE PROPOSAL

Description of the Partnership

      The Partnership was formed on September 29, 1989, for the primary purpose of acquiring and operating a diversified portfolio of real properties, the rehabilitation expenses relating to which would qualify as qualified rehabilitation expenditures under Section 48 of the Internal Revenue Code. The Partnership currently owns directly and indirectly, 100% of the partnership interests in the Building Venture and the Marina Venture. The Partnership will retain no interests in real property after the Sale. See "SUMMARY - The Partnership."

      The Partnership was structured as a self-liquidating partnership with a finite life, which would distribute its cash flow during its operating stage and its proceeds of sale during its liquidating stage, whereupon the Partnership would be liquidated and dissolved. It was originally anticipated that the Partnership's properties would be held for approximately seven to ten years after their acquisition although, depending on economic and market factors, they could have been held for shorter or longer periods in the complete discretion of the General Partner. The interests in the Property were purchased during 1990.

The Purchaser

      The Purchaser is a Massachusetts limited liability company and a Massachusetts corporation in each of which Robert W. Gunn and/or his affiliates will own an 90% interest and Charles S. Intravaia will own a 10% interest. Under the limited liability company operations agreement of the Purchaser (the "LLC Agreement"), Robert W. Gunn and/or his affiliates is the manager of the Purchaser and has the obligation and responsibility to manage and conduct the day-to-day business and affairs of the Purchaser. Robert W. Gunn will also be the President of the corporate Purchaser. Robert W. Gunn and/or his affiliates will control the Purchaser.

Description of the Property to Be Sold

      The real estate owned by both the Building Venture and the Marina Venture will be sold. See "SUMMARY - The Partnership".

Indebtedness on the Property

      The Building Venture is currently financed with a loan originated by the Aid Association for Lutherans and which amortizes over twenty (20) years and is payable in full in March 2016, although the lender may call the loan at any time after February 2006. The interest rate on the loan is 7.85%. The Purchaser will not assume the existing loan.

      In connection with the repayment of the loan, the existing loan documents provide for a standard prepayment penalty based upon the loss in yield experienced by the lender in connection with the prepayment of the loan prior to the maturity date. Based upon the fact that there is estimated total remaining indebtedness as of September 15, 1999 in the approximate amount of $5,500,250, the Partnership will pay the lender a prepayment penalty of approximately $417,075 in order to repay the loan prior to maturity in connection with the Sale.

Purchaser's Valuation

      The Purchase Price for the Property is $13,550,000, which is greater than the appraised value of the Property as of March 1, 1999 and April 16, 1999. The Purchase Price was derived through analysis by the Purchaser, taking into account cash flow of the Property and current and future capital needs of the Property. See "Background of the Sale" below. The Purchaser considered a number of factors, including the preceding twelve months of net operating income of the Property, the age, condition and location of the Property, and the significant costs necessary to address deferred maintenance items and to appropriately manage properties of this age and undertake the capital improvements necessary to position the Property to meet competition from newer properties.

      The Purchase Price is not subject to adjustment based on the results of the Purchaser's due diligence investigation. In addition, because the Property is being sold on an "as is" basis, it is more likely that the Partnership will receive and retain the full amount of the Purchase Price without adjustment. The Partnership has a high degree of confidence in the Purchaser's ability to consummate the Sale, because the Purchaser has completed its due diligence investigation and has deposited $271,000 earnest money into escrow prior to consummation of the Sale and has obtained the necessary equity investment and financing to complete the sale. Another advantage of the Sale is that, because the offer is for multiple properties, the transaction costs are more favorable than they might otherwise be if the Property were listed with a broker and sold in separate sales, and therefore the amount that can be distributed to the Limited Partners is enhanced. However, for a discussion of certain disadvantages of the Sale, see "SUMMARY-Fairness of the Sale" and " SPECIAL FACTORS."

General Partner's Valuation

      The General Partner has not prepared a formal valuation with respect to the proposed Sale. The General Partner has relied on the Independent Appraisals, the Fairness Opinion, the Capital Needs Analysis, prior interest in the Property and its general familiarity with and experience in the market where the Property is located to establish that the Purchase Price is a fair price for the Property. See "SUMMARY-Fairness of the Sale--Independent Appraisal" and "SPECIAL FACTORS."

Background Of the Sale

      In April 1998, the Partnership decided to conduct a capital needs analysis to properly reserve for long-term capital needs of the core, shell and systems of the Building and the dock, land and bulkhead of the Marina. In late 1998, a capital needs analysis was commenced, and it was completed in the spring of 1999. At approximately the same time an appraisal was undertaken to evaluate the effect on the value of the Property of significant cash flow needed to be escrowed and to contemplate exit strategies. A second appraisal was engaged to independently confirm the first appraisal. Based on the appraisals and the capital needs analysis, the asset manager indicated it was willing to purchase the Property and take the risk of the significant capital needs of the Property. A sale of the Property would provide funds to allow the Partnership to liquidate within its originally anticipated holding period. Subsequent to that a fairness opinion was engaged to evaluate the proposed transaction based on the independent appraisals.

Failure to Approve the Sale

      The General Partner believes that consummation of the Sale is the preferable course of action at this time. If the Limited Partners fail to approve the Proposal, however, the Partnership will most likely hold the Property for the next seven (7) years until the maturity of the existing mortgage debt. The Partnership might then take advantage of any future property appreciation through a future sale of the Property or a portion thereof to the Purchaser or other buyer. There is no assurance that the General Partner could arrange for an alternative sale of the Property at an appropriate price or on terms acceptable to the Partnership.

      The Partnership may also attempt to refinance the existing mortgage debt and utilize any loan proceeds to implement certain capital improvements necessary for the Marina Land, the bulkhead, and other significant items. A small amount of proceeds may or may not be available to distribute to the Limited Partners. A refinancing of the existing debt would likely include an additional prepayment penalty, which may result in a decision to hold the Property until such prepayment penalty is reduced. If the Partnership were to refinance, it might have to borrow funds at interest rates that are currently higher than the rate now paid by the Partnership. Therefore, a refinancing could also increase the risk of loss of the Property due to any failure to make increased debt service payments. Also, due to increased debt service payments and the expected additional time needed to hold the Property due to an additional prepayment penalty, a refinancing may adversely affect the timing and amount of any future distributions to Limited Partners.

      As indicated in the Partnership's annual reports to Limited Partners and Form 10-Ks, the annual third party cost of administration of the Partnership was $245,565 for 1998, $245,895 for 1997 and $244,415 for 1996. These
 administrative costs are incurred irrespective of the number of properties owned by the Partnership and cover the operating and administrative expenses of the Partnership, including annual audit, preparation of the Partnership's tax return, asset management, accounting, investor services and public reporting fees.

      The primary disadvantages of the Sale to Limited Partners include (i) a potential loss of benefits resulting from any improvements in economic and market conditions, (ii) a potentially lower aggregate gross sales price resulting from the sale of the Property as a package as opposed to individually or not offering the Property for sale on the open market and (iii) a lack of appraisal rights for dissenting Limited Partners.

      In the event that the terms of the Sale are not approved, the Partnership will pay the Purchaser a "breakup fee". See TERMS OF THE PURCHASE AGREEMENT -- "Breakup Fee".

Terms Of the Purchase Agreement

      The following is a summary of the material terms of the proposed Purchase Agreement. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE IS MADE TO THE FORM OF PURCHASE AGREEMENT, WHICH WILL BE AVAILABLE UPON REQUEST PURSUANT TO THE PROCEDURES SET FORTH IN THE SECTION OF THIS SOLICITATION

 STATEMENT ENTITLED "AVAILABLE INFORMATION." The Purchase Agreement has been executed, but a closing will not take place unless the Limited Partners approve the Proposal. Capitalized terms used but not defined in this summary of material terms have the meaning ascribed to them in the form of the Purchase Agreement.

      Structure of the Sale. The Partnership holds majority interests in and controls two joint venture partnerships which hold title to the Property. In order to effectuate the Sale, these title-holding entities will transfer title and deliver the deeds and other documents of transfer to the Purchaser on the Closing Date.

      Purchase Price. The Purchase Price for the Property will be $13,550,000, payable by the Purchaser on the Closing Date and subject to certain standard adjustments at closing. The Purchase Price will be paid in cash and is expected to be paid out of proceeds from third party financing and capital contributions made to the Purchaser.

      Condition of the Property; Review of the Property. The Purchaser will purchase the Property on an "As Is," "Where-Is" and "With All Faults" basis with limited representations by the Partnership as to the condition of the Property or its fitness for any purpose. The Purchaser has undertaken an extensive due diligence review of the Property. Unlike purchasers in many third party purchase agreements, the Purchaser has completed its due diligence prior to execution of the Purchase Agreement, and as such, satisfaction with the due diligence investigation will not be a condition precedent to closing.

      Conditions Precedent to Closing. The obligation of the Purchaser to close under the Purchase Agreement will be subject to the concurrent approval by the Limited Partners of the sale of the Property to the Purchaser. There will be customary closing conditions for real estate transactions, including issuance of appropriate title policies.

      Casualty to or Condemnation of the Property. If the Property or any portion thereof is damaged by fire or other casualty on or before the Closing Dates, and the cost of repairing such damage equals or exceeds the greater of $677,500 or 5% of the Purchase Price, then the Purchaser may elect to terminate the Purchase Agreement. Further, if all or any material portion of the Property is taken by eminent domain (or is a subject of a pending or contemplated taking which has not been consummated) before the Closing Date, then the Purchaser will have the right to terminate the Purchase Agreement. In the event of a fire or other casualty where the damage is less than $677,500 or 5% of the Purchase Price, or if the condemnation does not affect a material portion of the affected Property, the Purchaser will be required to proceed with the closing without adjustment to the Purchase Price and will be entitled to receive, as applicable, an assignment of the proceeds of any insurance in the event of a fire or other casualty or an assignment of any award for such taking in the event of a condemnation.

      Breakup Fee. If, for any reason whatsoever, except for the inability of the Partnership to obtain the necessary approval for the Sale from the Limited Partners, (after Purchaser informs the Partnership that the financing contingency in the Purchase Agreement has been satisfied), the Partnership requests to be released from its obligation to sell as set forth herein, Purchaser may, in its sole discretion, in lieu of requiring specific performance on the part of the Partnership, release the Partnership from its obligations hereunder and accept a one time payment from the Partnership in the amount of $850,000. If the Partnership is unable to obtain the necessary approval from the Limited Partners in accordance with the terms of the Purchase Agreement and Purchaser in its sole discretion does not expect the Partnership to obtain such approval, the Partnership will pay Purchaser a one time fee in the amount of $150,000, plus reimbursement of all third party expenses incurred in connection with the Sale.

      Representations and Warranties and Physical Due Diligence Conditions. Unlike many third party agreements, the Purchase Agreement will not require the Partnership to make substantial representations and warranties concerning the condition or operation of the Property, or other similar matters, such as environmental studies or engineering. The Purchase Agreement also will not provide the purchaser with a typical period to perform due diligence investigations at the Property or with a basis on which to refuse to close the Sale based directly on the outcome of any due diligence investigation since such due diligence investigations will have been completed prior to execution of the Purchase Agreement. Further, any representations and warranties made by the Partnership pursuant to the Purchase Agreement will survive for a period of only six months after the closing, which is a shorter period of time than that found in many third party agreements.

      Default and Damages. The Purchase Agreement will provide that the Purchaser's recourse for any uncured breach ("Default") by the Partnership on or prior to the Closing Date of any matter related to the Purchase Agreement will be either to (i) seek from the escrow holder the return of the earnest money deposits made on behalf of the Purchaser and any documents which have been deposited with the escrow holder on behalf of the Purchaser and to seek reimbursement from the Partnership for the reasonable and documented out-of-pocket expenses incurred in connection with the Purchaser's due diligence investigation (such as environmental and engineering studies) and other transaction costs, but in no event an amount in excess of 2% of the Purchase Price, or (ii) seek specific performance of the Partnership's obligations under the Purchase Agreement.

      In the event of the Purchaser's Default with respect to the Purchase, the Partnership's sole remedy will be to retain, as liquidated damages, the earnest money deposits for the Property. Further, in the event the Purchaser objects or fails to cooperate with the release of such earnest money deposit held by the escrow holder, the Partnership will also have all of the remedies otherwise available to the Partnership at law or in equity.

      Pro-rations and Costs. All items of income and expense for the Property, such as collected rents and real estate taxes, will be apportioned and adjusted between the Partnership and the Purchaser to the Closing Date. The Partnership and the Purchaser will each pay one-half of any third party escrow fees from the transaction, with the Partnership paying any documentary transfer and stamp taxes in connection with the recordation of the applicable deed and the Purchaser paying the premiums and other costs for title insurance, including any endorsements requested by the Purchaser or its lender.

      Comparison to Third Party Agreements. The Purchase Agreement relating to the Sale contains several provisions favorable to the Seller, which are not customarily found in combination with each other in many third party agreements, including the following: absence of a brokerage fee; a financing contingency which has been satisfied; the lack of due diligence conditions precedent to closing; limited representations and warranties; limited survivability of representations and warranties; and sale of the Property on an "as is" "where is" and "with all faults" basis.

Indemnification

      If a claim is made against the General Partner in connection with its actions on behalf of the Partnership with respect to the Sale, the General Partner expects that it will seek to be indemnified by the Partnership with respect to such claim. The Partnership Agreement provides that, except in the case of fraud, negligence, misconduct or other breach of fiduciary duty to the Partnership or any Partner, the General Partner will not be liable, responsible or accountable in damages or otherwise to the Partnership or any of the Limited Partners for any liabilities or other obligations imposed on, incurred by or asserted against the General Partner or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Partnership or on the part of the General Partner as a general partner of the Partnership. However, the General Partner will not be indemnified from any liability, loss, or damage incurred by it in connection with any claim or settlement involving allegations that any state securities law or the Securities Act of 1933, as amended, was violated by the General Partner unless the General Partner is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of both the Securities Exchange Commission and the Massachusetts Division of Corporations regarding indemnification for violations of securities laws.

      As a result of these indemnification rights, a Limited Partner's remedy with respect to claims against the General Partner relating to its involvement in the Sale could be more limited than the remedy which might have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification would reduce the amount of Partnership cash available for distributions to the Limited Partners by an amount equivalent to that paid to the General Partner under such a claim.

                  ABSENCE OF HISTORIC REHABILITATION TAX CREDIT RECAPTURE

      In 1990, 1991 and 1996, Rehabilitation Tax Credits generated by the Partnership and allocated to the Limited Partners totaled approximately $192.00 per $1,000 Unit. These credits fully vested on December 31, 1996. Therefore, the proposed Sale transaction will result in no recapture of Rehabilitation Tax Credits previously allocated to the Limited Partners.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

General.

      The Sale, if approved, will have certain tax implications to the Limited Partners that must be considered. The following summarizes the material estimated federal income tax consequences to Limited Partners arising from the Sale and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Sale.

      A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing his or her income tax liability, his or her allocable share of the Partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the partners' economic interests in the partnership. The distribution of cash attributable to partnership income is generally not a separate tax event.

      For tax purposes, the Partnership will realize and recognize gain or loss separately for each Property (i.e., for the Property owned by the Building Venture and the Property owned by the Marina Venture). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Partnership's adjusted tax basis for such asset. The amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of an asset is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) or other basis with certain additions or subtractions, including (i) additions for the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges and (ii) subtractions for depreciation and amortization.

      Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Property is sold. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain, Section 1250 gain or loss and Partnership net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

      Under Section 702(a)(3) of the Code, a partnership is required to separately state, and partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss, Section 1245 gain, or Section 1250 gain realized by the Partnership as a result of the Sale would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or
 (ii) real property used in a trade or business and held for more than one year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

      To the extent that Section 1231 gains for any taxable year exceed  certain
 Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses will be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

      Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains," respectively). It is anticipated that the Building will be sold at a gain and the Marina will be sold at a loss. The Partnership expects that the Building and the Marina will each be treated as Section 1231 Property and that a portion of any gain realized will be treated as either Section 1245 gain or Section 1250 gain.

      The Partnership Agreement provides that distributions from the Sale will be made:

            (i) First, to each Limited Partner in the amount of such Limited Partner's Adjusted Capital Contribution (i.e., $1,000 per Unit);

            (ii) Second, to each Limited Partner in an amount equal to the greater of: (a) a cumulative, noncompounded annual return on such Limited Partner's average After Credit Invested Capital at a percentage rate equal to 8.5% plus such Limited Partner's Early Investor Annual Percentage Return, if any; or (b) a cumulative, noncompounded annual return on such Limited Partner's average Adjusted Capital Contributions at a percentage equal to 6.0% plus such Limited Partner's applicable Early Investor Annual Percentage Return, if any; and

            (iii) Finally, the balance, if any, 85% to the Limited Partners and 15% to the General Partner.

      The General Partner expects that the Limited Partners will recognize taxable gain from the Sale and final liquidation of approximately $242.00 per Unit. Syndication costs in the amount of $129.00 per Unit will reduce the amount of gain reportable by the Limited Partners. Actual gain will be allocated among the Partners in proportion to the amount of Sale proceeds distributed to them. Any passive losses, which have been suspended from this or other passive investments, may be available to reduce this gain. The Partnership's accountants have estimated that, for Limited Partners who have not utilized prior Partnership passive activity losses to offset passive activity income from other sources, approximately $142.00 per Unit in suspended passive losses will be available from the Partnership. The expected distribution to the Limited Partners from net proceeds from the Sale and certain cash from operations, together with the planned distribution upon liquidation, is anticipated to be approximately $475.00 per Unit and is expected to exceed the Limited Partners' income tax liability attributable thereto of Limited Partners who acquired their Units in the public offering.

      The Partnership anticipates that approximately $30.00 per Unit in federal income taxes (a net after tax benefit of approximately $112.00 per Unit for those Partners who have not yet utilized any of their suspended passive losses from the Partnership) may be incurred as a result of the Sale and liquidation by Limited Partners who acquired their Units in the public offering, as reflected in the following table, which assumes that a Limited Partner has a mid-range federal income tax rate of 31%.

                                                     Gain          Estimated
                                                   Per Unit       Federal Tax
Taxed at a 31% federal rate                         $  34.00         $  (10.00)
Taxed at a 25% federal rate                         $  79.00         $  (20.00)
           --                                       --------         ---------
Total  (without  regard to  suspended  passive
losses)                                             $ 113.00         $  (30.00)

Potential tax benefit from  suspended  passive
losses of   $457.00 at 31%                                           $  142.00
            -------    --                                            ---------
Total  potential  net tax benefits  (including
suspended passive losses)                                            $  112.00
                                                                     =========


      LIMITED  PARTNERS  SHOULD  CONSULT  THEIR OWN TAX ADVISORS  REGARDING  THE
 SPECIFIC  INCOME  TAX   CONSEQUENCES  OF  THE  SALE  TO  THEM,   INCLUDING  THE
 APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

Capital Gains.

      Net long-term gain on the Sale of the Property is less than the total depreciation taken during the holding period. Therefore, all the gain that is not taxable at ordinary income tax rates (recapture) will be taxed at the federal level at the 25% rate.

Passive Loss Limitations.

      Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitation rules. A Limited Partner's allocable share of Partnership income or loss is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income. Portfolio income includes such items as interest and dividends. A Limited Partner's allocable share of any Partnership gain realized on the Sale will be characterized as passive activity income, and the liquidation of the Partnership (termination of a passive activity in a fully taxable event) will permit the deduction of any previously deferred passive losses, if any, allocated to the Limited Partners.

Certain State Income Tax Considerations.

      Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Partnership will generally be treated as engaged in business in Maryland, and the Limited Partners would generally be treated as doing business in Maryland and therefore subject to tax in Maryland. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income allocated to the taxing state under the state's own apportionment and allocation rules. The State of Maryland will require the Partnership to withhold approximately $6.00 per Unit on the gain associated with the Sale for non-Maryland residents. All Limited Partners will be required to file a Maryland State tax return.

Tax Conclusions.

      The discussion set forth above is only a summary of the material federal income tax consequences to the Limited Partners of the Sale and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to the Limited Partners and to certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address local or foreign tax consequences of the Sale. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE SALE TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                                       DISTRIBUTIONS

      The Partnership has not made any distributions to be Limited Parties since its inception.



                                    NO APPRAISAL RIGHTS

      If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Proposal, such approval will bind all Limited
 Partners. The Partnership Agreement and the Delaware Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the consent of the majority in approving or disapproving the Proposal. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

                                    LACK OF ESTABLISHED
                                    MARKET FOR THE UNITS

      The General Partner has no knowledge of a formal, established public trading market for the Units and believes that secondary sales activity for the Units is limited and sporadic. Due to the fact that the Units are not listed on any exchange or quoted on NASDAQ, privately negotiated sales and sales through intermediaries are the primary means available to a Limited Partner to liquidate an investment in the Units. While some information is available through private publications regarding the prices at which such secondary sales transactions in the Units have been made, these publications expressly disclaim the accuracy and reliability of the information regarding such trades. Accordingly, the General Partner does not believe that such information is of comparative value in analyzing the distributions to be made in connection with the Sale. Other than sales of a total of 23 Units to trusts for Mr. Sullivan's minor children, no sales of Units were made by or to affiliates of the Partnership during the last two years.

                      VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      On the Record Date, there were 16,361 Units issued and outstanding, and entitled to vote held of record by 1,393 Limited Partners. At the Record Date, trusts for the benefit of Mr. Sullivan's minor children owned 23 Units. Otherwise, the General Partner and its affiliates owned no Units. Other than Spiegel Corporation, no person is known by the Partnership to be beneficial owner of more than 5% of the Units.

                                   YEAR 2000 INFORMATION

      The Partnership has assessed the potential impact of the "Year 2000" computer systems issue on its operations. If the Sale is consummated, the Partnership will liquidate prior to January 1, 2000, and no Year 2000 issues will be presented.

      In the event that the Sale is not consummated, the Partnership has relied on the efforts of GFI, which has been retained by the Partnership to manage the business and financial operations of the Property, to resolve any potential Year 2000 issues. In the course of providing property management services to the Partnership, GFI has retained a third party consultant to modify all applicable software to provide for a 4-digit year field. The General Partner believes that the modifications undertaken by GFI are sufficient to address any potential Year 2000 problems and that the impact of the Year 2000 issue will not materially affect the Partnership's operating results or financial condition if the Sale is not consummated. Accordingly, neither GFI nor the Partnership has taken any further actions with respect to the Year 2000 issue.

                                     VOTING PROCEDURES

      Each Limited Partner is entitled to one (1) vote for each Unit owned of record by such Limited Partner on the Record Date. Approval of the Proposal requires the affirmative consent of Limited Partners holding a majority in interest of the Units. A duly executed consent card on which a consent or an indication of withholding consent is not indicated will be deemed a consent to the Proposal. A vote "for" or "against" the Proposal may be revoked by written notice of revocation or by a later-dated consent containing different instructions at any time on or before the Expiration date.

      This Solicitation Statement is accompanied by a separate consent card. Consent cards should be completed, signed and returned by the Expiration to the Solicitation Agent at the address specified below or by facsimile transmission of the front and back of the card to the number specified below. A self-addressed, prepaid envelope for return of the consent card is included with this Solicitation Statement.

                                   AVAILABLE INFORMATION

      The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements, and other information with the

 Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional offices at 500 West Madison, 14th Floor, Chicago, IL, 60661-2511 and 7 World Trade Center, 13th Floor, New York, NY, 10048. Copies of such material can be obtained from the Public Reference Section of the Commission 450 Fifth Street, N.W., Washington, DC, 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at http://www.sec.gov.

      The following documents, which have been filed with the Commission, contain important information about the Partnership and have previously provided to Limited Partners:

      (i) The Partnership's Annual Report on Form 10-K as amended and restated for the year ended December 31, 1998 (Commission File No. 33-31778) (the "Form 10-K")

      (ii) The Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 (Commission File No. 33-31778) (the "Form 10-Q")

      The Commission permits the Partnership to "incorporate by reference" information into this Solicitation Statement, which means that the Partnership can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Solicitation Statement, except for any information superceded by information in this Solicitation Statement.

      The Partnership hereby incorporates by reference the Form 10-K, all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file or has already filed with the Commission between December 31, 1998 and the date of action by Consent, other than those delivered in connection herewith, and the financial information contained in Part I of the Form 10-Q.

      A Limited Partner of the Partnership may obtain from the Partnership or the Commission any of the documents incorporated by reference. Documents incorporated by reference are available from the Partnership without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in the document incorporated by reference in this Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Solicitation Statement, or a copy of the Partnership Agreement or the form of Purchase Agreement, by written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request from Georgeson & Company, Inc., Wall Street Plaza, 88 Pine Street, New York, NY 10005.

                                         APPENDIX A


                              HISTORIC PRESERVATION PROPERTIES
                                 1990 L.P. Tax Credit Fund

                                 CONSENT OF LIMITED PARTNER

THIS CONSENT IS SOLICITED BY AND ON BEHALF OF HISTORIC PRESEVATION PROPERTIES 1990 L.P. TAX CREDIT FUND (THE "PARTNERSHIP") BY BOSTON HISTORIC PARTNERSHIP,
II, THE GENERAL PARTNER OF THE PARTNERSHIP. The General Partner recommends a vote "FOR" the Proposal, as defined in the accompanying Consent Solicitation Statement. A vote "FOR" the Proposal also will constitute your consent to all actions necessary to consummate all transactions with respect to the Proposal contemplated by the Consent Solicitation Statement. All capitalized terms used herein without definition have the meanings assigned to them in the Consent Solicitation Statement.

THIS CONSENT WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS ARE INDICATED, YOU WILL BE DEEMED BY YOUR SIGNATURE BELOW TO HAVE CONSENTED TO THE PROPOSAL.

                  THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE PROPOSAL.

               PLEASE MARK THE APPROPRIATE BOX WITH RESPECT TO THE PROPOSAL:



                                               FOR    AGAINST     ABSTAIN
                                               ---    -------     -------
Approval of the Sale of the Property

Approve the Sale of the Property               [_]      [_]         [_]

The undersigned acknowledges receipt from the General Partner of the Consent Solicitation Statement dated August 2, 1999 pertaining to the Proposal.


Dated: ________, 199_
                                    Signature



                                    Signature (if held jointly)



                                    Title


 Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please state your full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT, PRIOR TO 5:00 P.M. ON August 31, 1999 (UNLESS SUCH TIME IS EXTENDED PURSUANT TO THE CONSENT SOLICITATION STATEMENT), BY FACSIMILE TO 212-440-9009 OR BY MAIL, USING THE ENCLOSED PRE-PAID ENVELOPE, TO Georgeson & Co. Inc., Wall Street Station, P.O. Box 1100, New York, NY 10268-1008. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN FILLING OUT THIS CONSENT, PLEASE CALL THE SOLICITATION AGENT AT 1-800-233-2064.

                         HISTORIC PRESERVATION PROPERTIES 1990 L.P.
                                      TAX CREDIT FUND



 August 2, 1999



 Dear Limited Partner:

 The General Partner of Historic Preservation Properties 1990 L.P. Tax Credit Fund encloses herewith for your review a proposal described in the enclosed consent Solicitation Statement and presented on the attached ballot.

 The Proposal is to approve the sale of all of the Partnership's property for a total sale price of $13,550,000.

 If the Proposal is approved by a majority in interest of the Limited Partners, then each Limited Partner will receive approximately $475 per Unit, including $450 per Unit within 30 days after the closing of sale and approximately $19 per Unit from contingent reserves within six months thereafter. In addition, $6 per Unit will be deposited as required for Maryland state taxes.

 If a majority in interest of Limited Partners approves the Proposal, then all Limited Partners will receive the sale and liquidation proceeds as described above.

 Refer to the Consent Solicitation Statement for a complete discussion of the circumstances surrounding this Proposal and the benefits and risks of approval or disapproval.

 Please complete the attached ballot or vote by one of the alternative methods described on the back of this letter as soon as you have reviewed the enclosed material, but in no event later than August 31, 1999.

                                    Respectfully submitted,



                                    Terrence P. Sullivan
                                    General Partner